EXHIBIT 99.1

NEWS FOR RELEASE: 4-14-03, 4:00pm ET                    CONTACT:  Lee Brown
                                                        (719) 481-7213
                                                        lbrown@ramtron.com

                    RAMTRON REALIGNS BUSINESSES TO SUPPORT
                     FRAM PRODUCTS AND IMPROVE EFFICIENCY

COLORADO SPRINGS, CO-April 14, 2003 - U.S. semiconductor maker Ramtron International Corporation (Nasdaq:RMTR), announced today that its Board of Directors has approved the realignment of its FRAM and Enhanced Memory Systems businesses to improve operational efficiency, and concentrate the company's resources on its profitable FRAM product business. As part of the realignment, Ramtron has reached an agreement with its principal ESRAM customer that allows the company to reduce significantly current and future expenditures associated with the development of Enhanced Memory Systems, Inc. ESRAM products. Ramtron expects to take non-cash charges as a result of the realignment, which will be reported on May 1 when the company releases first quarter 2003 financial results.

"Given continuing trends in the SRAM and DRAM markets and the high costs associated with DRAM product development, we have decided to redirect our resources to focus on one working capital intensive business rather than two," said Bill Staunton, Ramtron CEO. "As a result, although we will forego future ESRAM product revenues, we expect to avoid not only the engineering costs, but also the potential losses associated with the ESRAM product business. We believe that this decision is in the best interest of our shareholders and will free up resources to continue growing our profitable FRAM memory product business unit."

Staunton added, "Ramtron's management is committed to achieving and sustaining profitability in this tough business climate, and we are taking action to focus the use of our resources to improve our bottom-line performance. We believe that the realignment will enable us to reach profitability in the third quarter."

Under an agreement reached with its principal ESRAM customer, Ramtron subsidiary, Enhanced Memory Systems, Inc., will be released from future development and engineering costs, and product delivery requirements. The original terms of the development contract, which included sales of ESRAM product, would have been financially unfavorable to Ramtron given the contractual selling price of the product relative to present and expected wafer foundry and manufacturing costs. Ramtron will continue to provide contract engineering and design services to certain ESRAM customers for the foreseeable future.

Ramtron's technology group, under the direction of Greg B. Jones, will assume the responsibility of seeking and developing new partnerships to exploit Enhanced Memory System's ESRAM low-latency intellectual property. Limited marketing activities for Enhanced Memory Systems products will be consolidated within Ramtron's FRAM product marketing organization.

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About Ramtron

Ramtron is the world leader in ferroelectric random access memory (FRAM) products - new high-performance nonvolatile memories that merge the benefits of many mainstream memory technologies into a single device.

For more information about Ramtron and its products, contact: Communications Department, Ramtron International Corporation, 1850 Ramtron Drive, Colorado Springs, Colorado, USA, 80921. Telephone is 719-481-7000 or 800-545-FRAM
(3726); FAX is 719-481-9294; e-mail address is info@ramtron.com. Homepage is http://www.ramtron.com.

Except for historical information, the statements in this news release contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, product development, commercialization and technical difficulties, expectations of the business environment in which Ramtron operates; projections of future performance including predictions of future profitability; demand for our products and the products of our principal FRAM customers; anticipated increased demand for our products and capacity and supply constraints; the level and timing of orders that we receive and that we can ship in a quarter; levels of inventories at our distributors and other customers; inventory mix and timing of customer orders; the success of our ongoing cost-reduction efforts; our timely introduction of new technologies and products; market acceptance of our new products and those of our customers; maintaining or improving our level of product shipments; our ability to obtain any required financing in a timely manner; the outcome of the ongoing patent litigation with National Semiconductor; and factors not directly related to Ramtron, such as competitive pressures on pricing, market conditions in general, competition, technological progression, product obsolescence, shifts in supply and demand, and the changing needs of potential customers and the semiconductor industry in general; and current political conditions and negative trends in the global economy.

For a detailed discussion of these and other risk factors, please refer to Ramtron's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and Ramtron's subsequent filings. You can obtain copies of Ramtron's Forms 10-K, 10-Q, 8-K and any other documents at no charge at the SEC's website (www.sec.gov) or from commercial document retrieval services.

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